                                                                  EXHIBIT 10.15



                            SHARE EXCHANGE AGREEMENT

                                   DATED AS OF

                               FEBRUARY 26, 1999,

                                     BETWEEN

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.

                                       AND

                  HEALTH SCIENCE PROPERTIES HOLDING CORPORATION

                                           TABLE OF CONTENTS


                                                                                                   PAGE
                                                                                                   ----
                                               ARTICLE I
                                              DEFINITIONS

         Section 1.1       DEFINITIONS..............................................................  3

                                      ARTICLE II  EXCHANGE OF SHARES

         Section 2.1       EXCHANGE OF SHARES.......................................................  9

         Section 2.2       CLOSING..................................................................  9
         Section 2.3       RESALE RESTRICTIONS...................................................... 10
         Section 2.4       OTHER COMPANY BUSINESS LIABILITIES NOT ASSUMED........................... 12

                                      ARTICLE III  REPRESENTATIONS AND
                                         WARRANTIES OF THE COMPANY

         Section 3.1       CORPORATE EXISTENCE AND POWER............................................ 12
         Section 3.2       CORPORATE AUTHORIZATION.................................................. 12
         Section 3.3       GOVERNMENTAL AUTHORIZATION............................................... 12
         Section 3.4       NON-CONTRAVENTION........................................................ 13
         Section 3.5       CAPITALIZATION........................................................... 13
         Section 3.6       NO CONDUCT OF BUSINESS................................................... 14
         Section 3.7       NO UNDISCLOSED COMPANY BUSINESS LIABILITIES.............................. 14
         Section 3.8       LITIGATION............................................................... 14
         Section 3.9       COMPLIANCE WITH LAWS AND COURT ORDERS.................................... 14
         Section 3.10      TITLE TO OLD ALEXANDRIA SHARES........................................... 14
         Section 3.11      FINDERS' FEES............................................................ 14
         Section 3.12      ENVIRONMENTAL MATTERS.................................................... 14

                                      ARTICLE IV  REPRESENTATIONS AND
                                         WARRANTIES OF ALEXANDRIA

         Section 4.1       CORPORATE EXISTENCE AND POWER............................................ 15
         Section 4.2       CORPORATE AUTHORIZATION.................................................. 15
         Section 4.3       GOVERNMENTAL AUTHORIZATION............................................... 16


                                                                                                   PAGE
                                                                                                   ----

         Section 4.4       NON-CONTRAVENTION........................................................ 16
         Section 4.5       CAPITALIZATION........................................................... 16
         Section 4.6       REPORTS AND FINANCIAL STATEMENTS......................................... 16
         Section 4.7       LITIGATION............................................................... 17
         Section 4.8       FINDERS' FEES............................................................ 17

                                      ARTICLE V  COVENANTS OF THE COMPANY

         Section 5.1       CONDUCT OF COMPANY....................................................... 17
         Section 5.2       OLD ALEXANDRIA SHARES.................................................... 18
         Section 5.3       MEETING OF COMPANY STOCKHOLDERS.......................................... 18
         Section 5.4       COMPANY PROXY STATEMENT.................................................. 18

                                       ARTICLE VI  ADDITIONAL COVENANTS
                                                OF THE PARTIES

         Section 6.1       ASSISTANCE............................................................... 19
         Section 6.2       DISCHARGE OF OBLIGATION.................................................. 19
         Section 6.3       CERTAIN FILINGS.......................................................... 19
         Section 6.4       PUBLIC ANNOUNCEMENTS..................................................... 20
         Section 6.5       NOTICES OF CERTAIN EVENTS................................................ 20
         Section 6.6       COOPERATION WITH RESALE.................................................. 20
         Section 6.7       TREATMENT OF ESCROW SHARES............................................... 21
         Section 6.8       DIRECTORS AND OFFICERS INSURANCE......................................... 21

                                       ARTICLE VII  CONDITIONS TO CLOSING

         Section 7.1       CONDITIONS TO OBLIGATIONS OF ALEXANDRIA AND THE COMPANY.................. 21
         Section 7.2       CONDITIONS TO OBLIGATIONS OF ALEXANDRIA.................................. 22
         Section 7.3       CONDITIONS TO OBLIGATIONS OF THE COMPANY................................. 23

                                     ARTICLE VIII  SURVIVAL; INDEMNIFICATION

         Section 8.1       SURVIVAL................................................................. 24


                                                                                                    PAGE
                                                                                                    ----
         Section 8.2       INDEMNIFICATION.......................................................... 24
         Section 8.3       PROCEDURES............................................................... 26

                                             ARTICLE IX  TERMINATION

         Section 9.1       GROUNDS FOR TERMINATION................................................. 26
         Section 9.2       EFFECT OF TERMINATION................................................... 28

                                             ARTICLE X  MISCELLANEOUS

         Section 10.1      NOTICES................................................................. 28
         Section 10.2      AMENDMENTS AND WAIVERS.................................................. 29
         Section 10.3      EXPENSES................................................................ 30
         Section 10.4      SUCCESSORS AND ASSIGNS.................................................. 30
         Section 10.5      GOVERNING LAW........................................................... 30
         Section 10.6      ARBITRATION............................................................. 30
         Section 10.7      CONSENT TO JURISDICTION................................................. 31
         Section 10.8      WAIVER OF JURY TRIAL.................................................... 31
         Section 10.9      COUNTERPARTS; THIRD PARTY BENEFICIARIES................................. 31
         Section 10.10     ENTIRE AGREEMENT........................................................ 32

                                               EXHIBITS
         Exhibit 1                  PLAN OF LIQUIDATION
         Exhibit 2                  AMENDMENTS TO COMPANY CHARTER
         Exhibit 3                  ESCROW AND SECURITY AGREEMENT
         Exhibit 4                  INSTRUMENT OF ASSIGNMENT AND ASSUMPTION
         Exhibit 5                  REGISTRATION RIGHTS AGREEMENT
         Exhibit 6                  LOCK-UP AGREEMENT
         Exhibit 7.2(c)             OPINION OF SASM&F TO ALEXANDRIA
         Exhibit 7.2(d)             OPINION OF SASM&F TO ALEXANDRIA
         Exhibit 7.2(e)             OPINION OF BALLARD SPAHR TO ALEXANDRIA
         Exhibit 7.3(b)             OPINION OF SASM&F TO THE COMPANY
         Exhibit 7.3(c)             OPINION OF COOLEY TO THE COMPANY
         Exhibit 7.3(d)             OPINION OF BALLARD SPAHR TO THE COMPANY

                            SHARE EXCHANGE AGREEMENT

         AGREEMENT, dated as of February 26, 1999 (the "AGREEMENT"), between Alexandria Real Estate Equities, Inc., a Maryland corporation ("ALEXANDRIA"), and Health Science Properties Holding Corporation, a Maryland corporation (the "COMPANY" ).

         WHEREAS, the Company is the owner of 1,765,923 shares (the "OLD ALEXANDRIA SHARES") of the common stock, par value $.01 per share, of Alexandria (the "ALEXANDRIA COMMON STOCK");

         WHEREAS, the Company is currently the obligor on a margin account loan in the principal amount of $3,100,000 owed to PaineWebber Incorporated ("PAINEWEBBER") (the Company's obligations to repay such loan, together with all interest thereon, and any prepayment penalties and all other expenses associated with the assumption and retirement thereof being hereinafter referred to as the "OBLIGATION"), which Obligation is secured by 250,000 Old Alexandria Shares (the "PLEDGED ALEXANDRIA SHARES").

         WHEREAS, the Company desires to deliver the Old Alexandria Shares to Alexandria in exchange for newly issued shares of Alexandria Common Stock (the "NEW ALEXANDRIA SHARES") and the assumption of the Company's liabilities under the Obligation, and Alexandria is willing to enter into such transaction on the terms and subject to the conditions set forth in this Agreement (such transactions being hereinafter referred to as the "EXCHANGE");

         WHEREAS, the Company is willing to consummate the Exchange to reduce inefficiencies associated with the dual corporate structure of Holdings and Alexandria, including eliminating the need for the Company to pay taxes and management fees and maintain its REIT status;

         WHEREAS, Alexandria is willing to consummate the Exchange in order to facilitate ease of administration of Alexandria's status as a real estate investment trust, to allow the management of Alexandria to focus exclusively upon the operation of Alexandria's business, and to increase the number of holders of Alexandria Common Stock;

         WHEREAS, following the Exchange and pursuant to the Plan of Reorganization (defined herein), the Company shall redeem (the "REDEMPTION") its outstanding Series A Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), Series B Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK") and Series C Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK");

         WHEREAS, following the Redemption and pursuant to the Plan of Reorganization (defined herein), the Company shall distribute all existing and future rights to the remaining New Alexandria Shares and all other assets of the Company not necessary to satisfy the outstanding claims of the Company's creditors, including the obligations under the Escrow Agreement (defined herein) or hereunder, to the stockholders of the Company (the "COMPANY STOCKHOLDERS") who hold common stock, par value $.01 per share, of the Company (the "COMMON STOCKHOLDERS"), in complete liquidation of their interests in the Company (the "LIQUIDATION"), pursuant to a plan of liquidation (the "PLAN OF LIQUIDATION") adopted by the Common Stockholders in the form annexed hereto as Exhibit 1;

         WHEREAS, for federal income tax purposes, it is intended that the Exchange, the Redemption and the Liquidation shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") (the "PLAN OF REORGANIZATION");

         WHEREAS, the obligation of the Company to consummate the Exchange is subject to the approval by the Company Stockholders of the amendments to the Company's charter (the "COMPANY CHARTER") set forth in Exhibit 2 hereto (the "AMENDMENTS"), and approval by the Company Stockholders of the Liquidation, such Amendments and Liquidation to take effect only if the Exchange is consummated;

         WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD OF DIRECTORS") has approved this Agreement, the Redemption, the Amendments and the Liquidation, subject to the approval of the Exchange, the Amendments and the Liquidation by the Company Stockholders in accordance with this Agreement and the requirements of the Maryland General Corporation Law (the "MGCL"); and

         WHEREAS, the Board of Directors of Alexandria has approved this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1  DEFINITIONS.

         (a)  The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that for purposes of this Agreement, unless express provision is made to the contrary, (i) neither the Company nor any Company Stockholder shall be considered an Affiliate of Alexandria and (ii) neither Alexandria nor any of its Subsidiaries shall be considered an Affiliate of the Company.

         "APPROVED BROKER-DEALER" means any broker-dealer approved in writing by Alexandria in advance of the sale by the holder of the New Alexandria Shares proposed to be made through such broker-dealer; PROVIDED that Alexandria may withdraw its approval of a broker-dealer only upon written notice to all holders of New Alexandria Shares.

         "ASSUMED LOAN SHARES" means the number of shares of Alexandria Common Stock obtained by dividing (i) the amount of the Obligation by (ii) the Market Value.

         "BENEFIT ARRANGEMENTS" means all life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, retirement benefits, tuition refund, service award, company car, scholarship, relocation, fringe benefit, contracts, collective bargaining agreements, workers' compensation, individual employment, consultancy or severance contracts and other policies (whether written or oral) or practices of providing employee or executive compensation or benefits to employees which in any such case is or was maintained, administered or contributed to by the Company or its Subsidiaries or in which the Company or its Subsidiaries participates or participated and which provides benefits to current or former employees of the Company or its Subsidiaries, other than Employee Benefit Plans.

         "CLOSING DATE" means the date of the Closing.

         "COMPANY BUSINESS LIABILITIES" means any and all obligations and liabilities (Tax or otherwise) of any nature whatsoever, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, liquidated or unliquidated, material or immaterial, disputed or undisputed, legal or equitable, secured or unsecured, arising at any time (whether before or after the Closing) from or in connection with the acts or omissions of, or otherwise relating to, the Company, or its past or present employees or agents, including without limitation (i) any Environmental Liabilities and any and all Damages of Alexandria and each of its Affiliates (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and other agents and representatives of Alexandria) arising out of, in respect of or in connection with such Environmental Liabilities, (ii) any Employment Liabilities and any and all Damages of Alexandria and each of its Affiliates (including without limitation reasonable expenses of investigation by agents and representatives of Alexandria) arising out of, in respect of or in connection with such Employment Liabilities, (iii) any liabilities arising out of the business activities, operations, properties, agreements, arrangements or interests conducted, owned or held by the Company (including any such items formerly conducted, owned or held by the Company) or to which any such entity was a party or by which it was bound as of the Closing or at any time prior thereto, (iv) the obligations to pay Company Stockholders pursuant to the Redemption and the Liquidation and (v) any liabilities arising out of the transactions contemplated hereby. For the avoidance of doubt, "Company Business Liabilities" include all estimated Tax liabilities of the Company (including without limitation any Tax liabilities likely to result from any of the transactions contemplated hereby).

         "DISCOUNT SHARES" means the number of shares of Alexandria Common Stock obtained by multiplying (i) the number of Old Alexandria Shares by (ii) .02.

         "EMPLOYEE BENEFIT PLANS" means each and every "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is or was maintained, administered or contributed to by the Company or in which the Company participates or participated and which provides benefits to current or former employees of the Company, including (i) any such plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, including postretirement medical and life insurance plans and (ii) any such plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA ("PENSION PLANS").

         "EMPLOYMENT LIABILITIES" means any and all liabilities of or relating to the Company (including any entity which is, in whole or in part, a predecessor of the Company), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, liquidated or unliquidated, material or immaterial, disputed or undisputed, legal or equitable, secured or unsecured, in respect of any individuals who may be considered under federal, state or local law to be, or to have been, employees, including without limitation liabilities which arise under or relate to the Employee Benefit Plans, the Benefit Arrangements, ERISA, the Code, the Worker Adjustment and Retraining Notification Act or other employment related claims or litigation.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ENVIRONMENTAL LIABILITIES" means any and all liabilities of or relating to the Company (including any entity which is, in whole or in part, a predecessor of the Company), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, liquidated or unliquidated, material or immaterial, disputed or undisputed, legal or equitable, secured or unsecured, which arise under or relate to matters covered by Environmental Laws (including without limitation any matters disclosed or required to be disclosed in Schedule
3.12 hereto).

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance qualifying as a "hazardous substance" or "hazardous waste" or otherwise regulated or subject to regulation under any Environmental Law.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, community property right or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "MARKET VALUE" means the average closing price of a share of Alexandria Common Stock on the NYSE for the 20 trading day period ending 10 days prior to the Closing, or if there be no trading in the Alexandria Common Stock on the NYSE on any such day, the average of the closing bid and ask prices for a share of Alexandria Common Stock on the NYSE on such day.

         "MATERIAL ADVERSE EFFECT" means an effect that would (i) adversely affect in any respect the title to the Old Alexandria Shares held by the Company (other than the Lien on the Pledged Alexandria Shares) or the rights of the Company with respect to such Old Alexandria Shares (other than changes in such rights that are applicable to the Alexandria Common Stock as a class), or (ii) adversely affect or delay in any material respect the consummation of the transactions contemplated by this Agreement or (iii) cause the imposition on Alexandria of any material liability for an obligation of the Company not intended to be assumed by Alexandria hereunder.

         "NYSE" means the New York Stock Exchange, Inc.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "REGULATED ENVIRONMENTAL ACTIVITY" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

         "RELEASE" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. '9601(22). The term "RELEASED" has a corresponding meaning.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "TAX" means any (i) tax, governmental fee or other like assessment or charge of any kind whatsoever, including, without limitation, tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company or any of its Subsidiaries, payroll, employment, excise, severance, stamp, capital stock, occupation, premium, property, environmental or windfall profit tax, custom or duty, together with, in each case, any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (ii) liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Company or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amounts as a result of being party or subject to any tax sharing agreement.

         (b) Each of the following terms is defined in the Section set forth opposite such term:


TERM                                                               SECTION
----                                                               -------
AAA Rules                                                            10.6
Alexandria Indemnitee                                                 8.2
Alexandria SEC Reports                                                4.6
Assumption                                                            2.1
Closing                                                               2.2
Company Indemnitee                                                    8.2
Company Proxy Statement                                               5.4
Company Securities                                                    3.5
Company Stockholders Meeting                                          5.3
Damages                                                               8.2
Escrow Account                                                        2.2
Escrow Agent                                                          2.2
Escrow Agreement                                                      2.2
Escrow Shares                                                         2.2
Indemnified Party                                                     8.3
Indemnifying Party                                                    8.3
Lock-Up Agreement                                                     2.3
Lock-Up Stockholder                                                   2.3
Registration Rights Agreement                                         2.2
SDAT                                                                  3.3
SEC                                                                   4.6

                                   ARTICLE II

                               EXCHANGE OF SHARES

      SECTION 2.1 EXCHANGE OF SHARES. Upon the terms and subject to the conditions of this Agreement, in exchange for the Old Alexandria Shares, Alexandria shall (i) assume and agree to discharge the Obligation (the "ASSUMPTION") and (ii) issue to the Company the number of New Alexandria Shares equal to the number of Old Alexandria Shares less the Assumed Loan Shares and the Discount Shares. No fractional shares shall be issued in connection with the Exchange; rather, the Assumed Loan Shares and Discount Shares shall be aggregated and the number of shares determined by subtracting the total so determined from the number of Old Alexandria Shares shall be rounded down to the nearest whole share of Alexandria Common Stock.

      SECTION 2.2 CLOSING. The closing (the "CLOSING") of the Exchange shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, as soon as possible, but in no event sooner than five business days nor later than 10 business days, after satisfaction of the conditions set forth in Article VIII, or at such other time or place as Alexandria and the Company may agree. At the Closing:

      (1) The Company shall deliver to Alexandria certificates representing the Old Alexandria Shares, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

      (2) Alexandria shall deliver to the Company appropriately legended certificates for the New Alexandria Shares, in such denominations and registered as the Company shall advise Alexandria at least two days prior to the Closing.

      (3) The Company shall deliver to Cedars Bank, as Escrow and Security Agent (the "ESCROW AGENT"), certificates representing 10% of the New Alexandria Shares (the "ESCROW SHARES"), registered in the name of the Company, with a duly endorsed stock power attached, to be held in an escrow account (the "ESCROW ACCOUNT") pursuant to an Escrow and Security Agreement substantially in the form of Exhibit 3 hereto (the "ESCROW AGREEMENT").

      (4) Alexandria shall deliver to the Company the Instrument of Assignment and Assumption annexed hereto as Exhibit 4, duly executed by Alexandria and with the release attached thereto duly executed by PaineWebber.

      (5) The Company and Alexandria will enter into a Registration Rights Agreement substantially in the form annexed hereto as Exhibit 5 (the "REGISTRATION RIGHTS AGREEMENT").

      SECTION 2.3  RESALE RESTRICTIONS.

      (1) Until March 31, 1999, neither the Company nor any Company Stockholder who is to receive more than 99 New Alexandria Shares pursuant to the Plan of Reorganization will be permitted to sell, transfer, pledge, hypothecate or otherwise assign any of the New Alexandria Shares without the prior written consent of Alexandria; PROVIDED that (i) the Company may (x) deposit the Escrow Shares in the Escrow Account, and (y) distribute New Alexandria Shares to any Company Stockholder who is to receive, pursuant to the Redemption and Liquidation, fewer than 100 New Alexandria Shares, and to each other Company Stockholder (a "LOCK-UP STOCKHOLDER") who delivers to Alexandria an executed Lock-Up Agreement, substantially in the form of Exhibit 6 hereto (the "LOCK-UP AGREEMENT"), and (ii) the Lock-Up Stockholders may distribute the New Alexandria Shares in accordance with the terms of the Lock-Up Agreement.

      (2) Until the second anniversary of the Closing, no Lock-Up Stockholder will sell any New Alexandria Shares other than in transactions executed through PaineWebber or another Approved Broker-Dealer; PROVIDED that (i) this restriction shall not apply to the sale by any Lock-Up Stockholder, in any 30-day period, of not more than 1,000 New Alexandria Shares, (ii) any Lock-Up Stockholder may request that Alexandria waive this restriction with respect to a proposed sale by such Lock-Up Stockholder (it being intended that such requests will not cover more than 20% of the New Alexandria Shares in the aggregate), and
(iii) this restriction shall not apply to any sale by any Lock-Up Stockholder who has received prior written notice of Alexandria's waiver of such restriction with respect to such sale.

      (3) In addition to any other legend which may be required by the Company Charter or otherwise, all certificates representing the New Alexandria Shares to be distributed to Lock-Up Stockholders shall bear the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SHARE EXCHANGE AGREEMENT, DATED FEBRUARY 26, 1999 BETWEEN THE COMPANY AND HEALTH SCIENCE PROPERTIES HOLDING CORPORATION, A COPY OF WHICH IS AVAILABLE ON REQUEST FROM THE SECRETARY OF THE COMPANY. UNTIL MARCH 31, 1999, SUCH SHARES CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN TRANSACTIONS SPECIFIED IN THE SHARE EXCHANGE AGREEMENT OR IN A RELATED LOCK-UP AGREEMENT BETWEEN THE STOCKHOLDER AND THE COMPANY.
                  THEREAFTER, AND UNTIL [       ], 2001, SUCH SHARES MAY ONLY
                  BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED IN TRANSACTIONS THROUGH A BROKER-DEALER PREVIOUSLY APPROVED IN WRITING BY THE COMPANY; PROVIDED THAT SUCH RESTRICTION WILL NOT PREVENT THE SALE BY ANY STOCKHOLDER OF NOT MORE THAN 1,000 SHARES OF COMMON STOCK IN ANY 30-DAY PERIOD. ANY BROKER-DEALER MAY RELY ON A WRITTEN
                  REPRESENTATION FROM THE COMPANY THAT THE INTENDED SALE IS PERMITTED BY THE SHARE EXCHANGE AGREEMENT AND THE LOCK-UP AGREEMENT.

         Certificates representing New Alexandria Shares to be distributed to holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock upon Redemption shall also bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE APPLICABLE SECURITIES ACT OF ANY STATE. NO SALE, OFFER TO SELL OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE UNLESS A REGISTRATION STATEMENT UNDER SAID ACTS IS IN EFFECT WITH RESPECT TO THE

                  SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH ACTS IS THEN IN FACT APPLICABLE.

      SECTION 2.4 OTHER COMPANY BUSINESS LIABILITIES NOT ASSUMED. Other than the Obligation, Alexandria is not assuming, and is not to be deemed in any way responsible for the satisfaction and discharge of, any Company Business Liabilities.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company represents and warrants to Alexandria that:

      SECTION 3.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary. The Company has heretofore delivered to Alexandria true and complete copies of the Company Charter and Bylaws of the Company as currently in effect.

      SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the other agreements to be entered into in connection herewith are within the Company's corporate powers and, subject to approval by the stockholders of the Company, have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company. When such approval has been obtained, this Agreement and each such other agreement will constitute a valid and binding agreement of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      SECTION 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the other agreements to be entered into in connection herewith require no action by or in respect of, or filing with, any governmental body, agency or official other than the filing with and acceptance for record by the State Department of Assessment and Taxation of Maryland (the "SDAT") of Articles of Transfer.

      SECTION 3.4 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the other agreements to be entered into in connection herewith do not and will not (a) violate the Company Charter or Bylaws of the Company, (b) violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under, any material agreement or other instrument binding upon the Company or any material license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on the Old Alexandria Shares.

      SECTION 3.5 CAPITALIZATION. The number of shares of authorized stock of the Company is 1,334,546, consisting of (i) 100,000 shares of Series A Preferred Stock, of which 100,000 shares are outstanding as of the date hereof, (ii) 18,000 shares of Series B Preferred Stock, of which 14,685 shares are outstanding as of the date hereof, (iii) 250 shares of Series C Preferred Stock, of which 86 shares are outstanding as of the date hereof, and (iv) 500,000 shares of common stock, par value $.01 per share, of which 109,023 shares are outstanding as of the date hereof (v) 49,023 shares of undesignated Preferred Stock, par value $.01 per share, of which no shares are outstanding, and (vi) 667,273 shares of Excess Stock, par value $.01 per share, of which no shares are outstanding. All outstanding shares of stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of stock of the Company has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth in the first sentence of this Section, there are no outstanding (a) shares of stock or voting securities of the Company, (b) securities of the Company convertible into or exchangeable for shares of stock or voting securities of the Company, or (c) options or other rights to acquire from the Company, or other obligation of the Company to issue, any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of the Company (the items in clauses 3.5(a), 3.5(b) and 3.5(c) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities, except as set forth in the Company Charter.

      SECTION 3.6 NO CONDUCT OF BUSINESS. The Company conducts no business other than acting as a holding company and its only significant assets are the Old Alexandria Shares.

      SECTION 3.7 NO UNDISCLOSED COMPANY BUSINESS LIABILITIES. As of the Closing, except for the Obligation, to the best knowledge of the Company, the Company shall have no Company Business Liabilities except those incurred in the ordinary course.

      SECTION 3.8 LITIGATION. There is no action, suit, investigation or proceeding pending by or against or, to the knowledge of the Company, threatened against or affecting, the Company before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

      SECTION 3.9 COMPLIANCE WITH LAWS AND COURT ORDERS. The Company is not in violation in any material respect of any applicable law, rule, regulation, judgment, injunction, order or decree.

      SECTION 3.10 TITLE TO OLD ALEXANDRIA SHARES. The Company is the record and beneficial owner of the Old Alexandria Shares free and clear of all Liens, other than the Lien on the Pledged Alexandria Shares.

      SECTION 3.11 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      SECTION 3.12 ENVIRONMENTAL MATTERS.

      (1) The Company has received no notice, notification, demand, request for information, citation, summons, complaint or order which remains pending, no complaint has been filed which remains pending, no penalty has been assessed which has not been paid and no investigation or review is pending, or to the Company's knowledge, threatened by any governmental entity or other Person with respect to any (i) alleged material violation by the Company of any Environmental Law or material liability thereunder, (ii) alleged failure by the Company to have any material permit, certificate, license, approval, registration or authorization required under any

Environmental Law in connection with the conduct of its business, (iii) Regulated Environmental Activity or (iv) Release of Hazardous Substances, and which in the case of 3.12(a)(iii) or 3.12(a)(iv) have had or may reasonably be expected to have a Material Adverse Effect; no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or has been present at any property now or previously owned, leased or operated by the Company that is not now and has not previously been owned, leased, operated or occupied by Alexandria; and there are no Environmental Liabilities, the existence of which would have a Material Adverse Effect.

      (2) Within the five years prior to the date hereof, there has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge, and which involved any potential material liability to the Company, in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company that is not now or previously owned or leased by Alexandria which investigation, study, audit, test, review or analysis has not been delivered to Alexandria prior to the date hereof.

      (3) For purposes of this Section, the terms "COMPANY" shall include any entity which is, in whole or in part, a predecessor of the Company.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ALEXANDRIA

      Alexandria represents and warrants to the Company that:

      SECTION 4.1 CORPORATE EXISTENCE AND POWER. Alexandria is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

      SECTION 4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Alexandria of this Agreement and the other agreements to be entered into pursuant hereto are within the corporate powers of Alexandria and have been duly authorized by the Board of Directors of Alexandria and by all other necessary corporate action, and have been duly executed and delivered, by Alexandria. This Agreement constitutes, and when the other agreements to be entered into in connection herewith have been executed and delivered in accordance with this Agreement, each of them will constitute, a valid and binding agreement of Alexandria, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      SECTION 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Alexandria of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official, other than filing with and acceptance for record by the SDAT of Articles of Transfer.

      SECTION 4.4 NON-CONTRAVENTION. The execution, delivery and performance by Alexandria of this Agreement do not and will not (a) violate the charter or bylaws of Alexandria or (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree which, singly or in the aggregate, (i) is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of Alexandria and its Subsidiaries, considered as one enterprise, or (ii) would adversely affect in any material respect the consummation of the transactions contemplated by this Agreement.

      SECTION 4.5 CAPITALIZATION. The authorized stock of Alexandria consists of (i) 100,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are outstanding as of the date hereof and (ii) 100,000,000 shares of common stock, par value $.01 per share, of which 13,736,263 shares are outstanding as of the date hereof. The New Alexandria Shares to be issued pursuant to this Agreement are duly authorized and, when delivered by Alexandria pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the New Alexandria Shares is not subject to preemptive or other similar rights.

      SECTION 4.6 REPORTS AND FINANCIAL STATEMENTS. Alexandria has previously furnished to the Company true and complete copies of:

      (1) Alexandria's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1996 and 1997; and

      (2) each definitive proxy statement filed by Alexandria with the SEC since January 1, 1996.

      As of their respective dates, such reports and proxy statements (collectively, the "ALEXANDRIA SEC REPORTS") (i) complied as to form in all material respects with the applicable requirements of the 1934 Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements included in the Alexandria SEC Reports (including any related notes and schedules) fairly present the financial position of Alexandria and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

      SECTION 4.7 LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Alexandria, threatened against or affecting, Alexandria before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

      SECTION 4.8 FINDERS' FEES. Except for Ladenburg Thalmann & Co. Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Alexandria who might be entitled to any fee or commission from the Company or any Company Stockholder upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE V

                            COVENANTS OF THE COMPANY

      SECTION 5.1 CONDUCT OF COMPANY. From the date hereof through the Closing Date, unless Alexandria shall otherwise agree in writing or as otherwise expressly contemplated hereby, the Company shall not, directly or indirectly, take (or agree, in writing or otherwise, to take) any action, including without limitation, any merger, consolidation, or exchange of stock or assets with any other Person, or any investment either by purchase of stock or securities, contributions to capital, property transfer, or, except in the ordinary course of business, purchase of any property or assets of any other Person, or the incurrence of any indebtedness for money borrowed or the issuance of any debt securities or the assumption or guarantee of any of the foregoing, except short-term indebtedness incurred in the ordinary course of business and consistent with past practices,
(i) which would make any representation or warranty in Article III hereof untrue or incorrect in any material respect, (ii) which would materially impair the Company's ability to satisfy any of the conditions set forth in Section 7.1, 7.2 or 7.3 below or would have the effect of preventing or disabling the Company from performing its obligations under this Agreement, or (iii) which could reasonably result in preventing the consummation of the transactions contemplated hereby. Notwithstanding anything herein to the contrary, the Company shall be permitted to make distributions to Company Stockholders to the extent reasonably necessary in order to enable the Company to maintain and preserve its status as a real estate investment trust.

      SECTION 5.2 OLD ALEXANDRIA SHARES. From the date hereof through the Closing Date, the Company shall not sell, transfer or permit any Lien to exist with respect to the Old Alexandria Shares, except for the Lien on the Pledged Alexandria Shares.

      SECTION 5.3 MEETING OF COMPANY STOCKHOLDERS. The Company shall take all action necessary, in accordance with the MGCL and the Company Charter and Bylaws of the Company, to duly call, give notice of, convene and hold a meeting of Company Stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (such meeting and any adjournment or postponement thereof is referred to as the "COMPANY STOCKHOLDERS MEETING").

      SECTION 5.4 COMPANY PROXY STATEMENT. As promptly as practicable after the date hereof, the Company shall prepare and promptly shall mail to its stockholders a proxy statement and form of proxy (the "COMPANY PROXY STATEMENT") with respect to the Company Stockholders Meeting. Each of the Company and Alexandria shall use its best efforts to obtain and furnish the information required to be included in the Company Proxy Statement. The Company shall bear the costs and expenses of printing and distributing the Company Proxy Statement and related form of proxy to the Company Stockholders. The information provided and to be provided by the Company and Alexandria, respectively, for use in the Company Proxy

Statement shall, on the date the Company Proxy Statement is first mailed to the Company Stockholders, and in each case on the date of the Company Stockholders Meeting, be true and correct in all material respects and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and each of the Company and Alexandria agree to correct any such information provided by it for use in the Company Proxy Statement which shall have become false or misleading. The Company Proxy Statement shall comply as to form in all material respects with all applicable requirements of law. The Company Proxy Statement shall contain the determinations and recommendations of the Board of Directors of the Company as to the Exchange and the transactions contemplated hereby. The Company shall use its best efforts to solicit from Company Stockholders proxies in favor of approval of the Plan of Reorganization and the transactions contemplated hereby and to take all other action necessary or, in the reasonable judgment of Alexandria, helpful to secure the vote of Company Stockholders required by law to effect the Plan of Reorganization and related transactions contemplated hereby.


                                   ARTICLE VI

                       ADDITIONAL COVENANTS OF THE PARTIES

      The parties hereto agree that:

      SECTION 6.1 ASSISTANCE. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

      Section 6.2 DISCHARGE OF OBLIGATION. Alexandria shall repay in full the Obligation no later than 30 days following the Closing Date and, if required by PaineWebber, provide the necessary collateral to support the Obligation during the period prior to such repayment so as to assist in securing the release at or prior to the Closing of the Lien attaching to the Old Alexandria Shares.

      SECTION 6.3 CERTAIN FILINGS. Each party shall cooperate with one another
(a) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      SECTION 6.4 PUBLIC ANNOUNCEMENTS. The parties shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, no press release may be issued or public announcement made unless Alexandria, in its sole and absolute discretion, shall have agreed to such press release or public announcement prior to its issuance or release.

      SECTION 6.5 NOTICES OF CERTAIN EVENTS. Each party shall promptly notify each other party of:

      (1) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

      (2) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

      (3) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or Alexandria or which relate to the consummation of the transactions contemplated by this Agreement.

      SECTION 6.6 COOPERATION WITH RESALE. Alexandria shall cooperate fully with any Lock-Up Stockholder that proposes to sell any New Alexandria Shares under Section 2.3(b)(i), and in connection therewith, will, if such sale complies with the terms of this Agreement and the Lock-Up Agreement, provide an appropriate written instruction to the broker-dealer through which the sale is being made, and to the transfer agent for the Alexandria Common Stock, that the intended sale is permitted by the Share Exchange Agreement and the Lock-Up Agreement.

      SECTION 6.7 TREATMENT OF ESCROW SHARES. Alexandria shall treat the Escrow Shares as issued and outstanding pursuant to the financial statements of Alexandria.

      SECTION 6.8 DIRECTORS AND OFFICERS INSURANCE. Alexandria shall use its reasonable best efforts to have the Liquidating Trust treated as a covered entity under the directors and officers insurance policy of Alexandria until such time as the Liquidating Trust terminates; PROVIDED that the cost of any premium increment on account of such coverage will be borne by the Liquidating Trust.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

      SECTION 7.1 CONDITIONS TO OBLIGATIONS OF ALEXANDRIA AND THE COMPANY. The obligations of Alexandria and the Company to consummate the Closing are subject to the satisfaction or waiver of the conditions that:

      (1) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Exchange.

      (2) The NYSE shall have determined that the NYSE rules do not require that stockholders of Alexandria approve the issuance of the New Alexandria Shares.

      (3) The New Alexandria Shares to be issued pursuant to this Agreement shall have been approved for listing on the NYSE, subject to notice of issuance.

     (4) No event shall have occurred that has resulted or could reasonably be expected to result in a material adverse change to the anticipated benefits of the transactions contemplated hereby, or the imposition of any material liability or restriction on account of this transaction, to Alexandria or the Company.

     (5) Upon Closing, no Company Stockholder shall have properly demanded and not withdrawn rights as objecting stockholders in accordance with the MGCL; PROVIDED that (i) the Company, with the consent of Alexandria, which consent may be withheld in Alexandria's sole and absolute discretion, shall be permitted to waive this prohibition, in which event Alexandria shall comply with the requirements of a successor under Title 3, Subtitle 2 of the MGCL and (ii) if any

Company Stockholder shall properly demand and not withdraw rights as an objecting stockholder and Alexandria and the Company waive the aforementioned prohibition, Alexandria and the Company agree that they will confer in good faith to amend this Agreement to make appropriate provision for the payment of amounts determined to be owed to the objecting stockholder and as otherwise may be necessary in connection with such exercise of rights.

     (6) The Company and Alexandria shall have executed the Registration Rights Agreement.

     (7) The Company, Alexandria and the Escrow Agent shall have executed the Escrow Agreement, and the Company shall have deposited the Escrow Shares in the Escrow Account.

     (8) The Exchange, Redemption, Amendments and Liquidation shall have been approved in accordance with the requirements of the MGCL and the Company Charter, and the Articles of Amendment shall have been filed with and accepted for record by the SDAT.

     SECTION 7.2 CONDITIONS TO OBLIGATIONS OF ALEXANDRIA. The obligation of Alexandria to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

     (1) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the Company contained herein shall be true and correct at and as of the Closing Date, as if made at and as of such date and (iii) Alexandria shall have received a certificate signed by the President of the Company to the foregoing effect.

     (2) Each Lock-Up Stockholder shall have executed and delivered to Alexandria a Lock-Up Agreement pursuant to which each of them shall agree that, without the prior written consent of Alexandria, such Lock-Up Stockholder shall not offer, sell, contract to sell, grant an option to purchase or otherwise dispose of any New Alexandria Shares received by such Lock-Up Stockholder upon Liquidation or Redemption before April 1, 1999 and that any sales made on or after April 1, 1999 shall be made only in conformity with the provisions of the Lock-Up Agreement.

     (3) Alexandria shall have received a legal opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, substantially in the form of
Exhibit 7.2(c) hereto.

     (4) Alexandria shall have received a legal opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, substantially in the form of
Exhibit 7.2(d) hereto.

     (5) Alexandria shall have received a legal opinion from Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Company, substantially in the form of
Exhibit 7.2(d) hereto.

     (6) Alexandria shall have received all documents it may reasonably request relating to the existence of the Company and the authority of the Company and each Company Stockholder to enter into this Agreement and the other transaction documents contemplated hereby, all in form and substance reasonably satisfactory to Alexandria.

     (7) Alexandria shall have received the Old Alexandria Shares free and clear of all Liens (other than the Lien on the Pledged Alexandria Shares).

     SECTION 7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

     (1) (i) Alexandria shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Alexandria shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date and (iii) the Company shall have received a certificate signed by President or any Vice President of Alexandria to the foregoing effect.

     (2) The Company shall have received a legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, substantially in the form of
Exhibit 7.3(b) hereto.

     (3) The Company shall have received a legal opinion of Cooley Godward LLP, counsel to Alexandria, substantially in the form of Exhibit 7.3(c) hereto.

     (4) The Company shall have received a legal opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to Alexandria, substantially in the form of
Exhibit 7.3(d) hereto.

     (5) The Company shall have received all documents it may reasonably request relating to the existence of Alexandria and the authority of Alexandria to enter into this Agreement, all in form and substance reasonably satisfactory to the Company.


                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

     SECTION 8.1 SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing, except as provided in Section 9.2(c).

     SECTION 8.2 INDEMNIFICATION.

     (1) The Company hereby indemnifies Alexandria, its Affiliates, their respective officers, directors, employees and other representatives (each an "ALEXANDRIA INDEMNITEE") against, and agrees to hold each of them harmless (net of any Tax benefits resulting therefrom) from, without duplication, any and all damage, loss, liability, expense, assessment, settlement and judgment (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses, whether or not incurred in connection with any action, suit, proceeding or governmental investigation) ("DAMAGES") incurred or suffered by an Alexandria Indemnitee arising out of:

            (1) any misrepresentation or breach of a representation or a warranty by the Company contained in Article III;

            (2) any breach of any covenant or agreement made or to be made by the Company pursuant to this Agreement or the other agreements to be entered into in connection herewith;

            (3) any Company Business Liabilities; and

            (4) any claim asserted, or any action, suit or proceeding pursued against any Alexandria Indemnitee, arising out of or relating to this Agreement or the transactions contemplated hereby and thereby (including the Redemption and Liquidation).

            In connection with such indemnification, the Company shall deposit the Escrow Shares in the Escrow Account at the Closing. Alexandria agrees that it will seek recovery of any Damages incurred by an Alexandria Indemnitee first from the amounts held in the Escrow Account, and only if such amounts are insufficient to cover all Damages incurred, against the Company or, following the Liquidation, the Liquidating Trust established by the Company pursuant to the Plan of Liquidation. Alexandria further agrees that, prior to the time a determination shall have been made pursuant to the Escrow Agreement that any of the Escrow Shares are to be returned to Alexandria to reimburse an Alexandria Indemnitee for Damages covered by the indemnification provided hereby, the Company (and, following the Liquidation, the Trustees of the Liquidating Trust on behalf of the Common Stockholders) will be entitled to exercise all rights of ownership with respect to the Escrow Shares, including without limitation the right to vote the Escrow Shares and to receive dividends thereon, all as more fully set forth in the Escrow Agreement.

      (2) Alexandria hereby indemnifies the Company, its Affiliates, their respective officers, directors and other representatives (each, a "COMPANY INDEMNITEE") and agrees to hold harmless (net of any Tax benefits resulting therefrom) from any and all Damages incurred or suffered by such Company Indemnitee arising out of any misrepresentation or breach of warranty or covenant or agreement to be performed by Alexandria after the Closing pursuant to this Agreement. Any payments made by Alexandria pursuant to this provision shall be made through the delivery to the Company of fully paid, nonassessable shares of Alexandria Common Stock having a Market Value, as of the date of delivery thereof, equal to the Damages being paid.

      (3) The indemnity obligations provided for in this Section 8.2 as to any claim shall expire at such time as such claim is barred by the applicable statute of limitations with respect to such claim; PROVIDED that the Indemnifying Party (as defined below) shall continue to be obligated to indemnify each Indemnified Party (as defined below) for any Damages incurred by such Indemnified Party in establishing that such claim is barred by the applicable statute of limitations.

      SECTION 8.3 PROCEDURES.

      (1) The party seeking indemnification under Section 8.2 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section; PROVIDED that failure or delay on the part of any Indemnified Party to give such notice shall not operate as a waiver of its right to indemnification hereunder unless such failure or delay has a material adverse effect on the relevant Indemnifying Party. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense; PROVIDED that the Indemnifying Party shall have delivered to the Indemnified Party a written acknowledgment of the Indemnifying Party's obligations to indemnify against amounts described in Section 8.2 to which the suit, action or proceeding relates. The Indemnifying Party shall not be liable under Section 8.2 for any settlement of a claim, litigation or proceeding by any Indemnified Party without the prior written consent of the Indemnifying Party unless the Indemnifying Party has elected not to undertake the defense of such claim, litigation or proceeding within 30 days after the Indemnifying Party's receipt of notice from the Indemnified Party.

      (2) Any payment required to be made under Section 8.2 shall be made not later than 30 days after receipt by an Indemnifying Party of written notice from the Indemnified Party stating that the Indemnified Party has incurred the amount described in Section 8.2 for which it is seeking indemnification.


                                   ARTICLE IX

                                   TERMINATION

      SECTION 9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

      (1) by mutual written agreement of the Company and Alexandria;

      (2) by either the Company or Alexandria if the Closing shall not have been consummated on or before June 30, 1999;

      (3) by either the Company or Alexandria if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

      (4) by either the Company or Alexandria if an event shall have occurred that has resulted or could reasonably be expected to result in a material adverse change to the anticipated benefits of the transactions contemplated hereby, or the imposition of any material liability or restriction on account of this transaction, to the Company or Alexandria;

      (5) by either the Company or Alexandria if there has been (i) a misrepresentation or breach of warranty on the part of Alexandria (in the case of termination by the Company) that would have a material adverse effect on the business or operations of Alexandria and its subsidiaries taken as a whole, or
(ii) a misrepresentation or breach of warranty by the Company (in the case of termination by Alexandria) that would have a Material Adverse Effect, in each case in the representations and warranties contained herein, and such misrepresentation or breach is not capable of being cured through commercially reasonable best efforts prior to June 30, 1999, or any condition to such party's obligations hereunder becomes incapable of fulfillment through no fault of such party and is not waived by such party;

      (6) by the Company if, upon a vote at a duly held meeting of the Company Stockholders or any adjournment thereof, any approval of this Agreement, the Amendments or the Liquidation by the Company Stockholders required by the MGCL or this Agreement has not been obtained;

      (7) by either the Company or Alexandria if its respective Board of Directors has determined, in the exercise of its duties under the MGCL, to withdraw its recommendation of the transactions contemplated by this Agreement; or

      (8) by the Company if (i) legislation is enacted before completion of the Exchange, or (ii) the Company in good faith believes that, based on advice of counsel, proposed legislation likely will be enacted with an effective date that will make it applicable to the proposed Exchange, and, in each case, the Company has been advised by counsel that such legislation likely will have an adverse effect on the Company or the Company Stockholders.

      The party desiring to terminate this Agreement shall give notice of such termination to the other party.

      SECTION 9.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 9.1, subject to Section 10.3, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; PROVIDED that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other party, willful failure to perform a covenant of this Agreement or willful breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provision of Section 10.3 shall survive any termination hereof pursuant to Section 9.1.


                                    ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to Alexandria, to:

              Alexandria Real Estate Equities, Inc.
              135 N. Los Robles Avenue
              Suite 250
              Pasadena, California 91101
              Attention: Joel S. Marcus, Chief Executive Officer
              Fax: (626) 578-0770

      and to the Special Committee of the Board of Directors in care of:

              Rogers & Wells LLP
              200 Park Avenue
              New York, NY  10166-0153
              Attention:  Jay Bernstein, Esq.

               Fax: (212) 878-8375

      if to the Company, to:

               Health Sciences Properties Holding Corporation
               135 N. Los Robles Avenue
               Suite 250
               Pasadena, CA  91101
               Attention: Jerry M. Sudarsky, Chairman of the Board
               Fax: (626) 578-0770

               and after the Liquidation, to the Trustee under the Liquidating Trust established pursuant to the Plan of Liquidation,

      in each such case with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue
               34th Floor
               Los Angeles, CA  90071
               Attention: Jerome L. Coben, Esq.
               Fax:  (213) 687-5600

      All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      SECTION 10.2 AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.


      (1) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 10.3 EXPENSES.

      (1) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation all costs and expenses of counsel, accountants, investment bankers and other representatives for Alexandria and for the Company, shall be paid by the party incurring such expense.

      (2) In the event that any party is involved in any suit, action or proceeding against any other party or parties arising out of or relating to this Agreement or the transactions contemplated hereby, the prevailing party in that action, suit or proceeding shall be entitled to recover from the non-prevailing party or parties its costs and expenses (including the costs and expenses of counsel) incurred in connection with that action, suit or proceeding.

      SECTION 10.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      SECTION 10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California, without regard to the conflicts of law rules of such state.

      SECTION 10.6 ARBITRATION. Any dispute arising out of or in connection with this Agreement shall be settled by binding arbitration between Alexandria and the Company in Los Angeles, California. All disputes shall be settled by a single arbitrator mutually agreeable to Alexandria and the Company, or if they cannot agree to a single arbitrator in 30 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"). If a single arbitrator has not been mutually agreed upon, the Company and Alexandria shall each designate one arbitrator within 45 days of the demand for arbitration by either party. The Company and Alexandria shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; PROVIDED that (i) failing such agreement within 30 days of the appointment of their respective arbitrators by the Company and Alexandria, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either the Company or Alexandria fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Company and Alexandria shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The Company and Alexandria shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The final decision of the arbitrator, or the majority of the arbitrators in the case of three arbitrators, shall be furnished to the Company, Alexandria and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Company, Alexandria and the Escrow Agent, and shall not be contested by any of them. Judgment upon any decision may be entered in any court of competent jurisdiction; PROVIDED that such decision may be used in such court only for the purpose of seeking enforcement of the arbitrators' award. The Escrow Agent shall promptly follow any directions contained in the written decision of the arbitrator or arbitrators.

      SECTION 10.7 CONSENT TO JURISDICTION. Any suit, action or proceeding seeking to enforce any arbitration award arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Central District of California or any other California court sitting in Los Angeles County, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

      SECTION 10.8 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR TO THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 10.9 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto and the Company Stockholders any rights or remedies hereunder.

      SECTION 10.10 ENTIRE AGREEMENT. This Agreement and the other instruments and documents executed and delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by party hereto.

         IN WITNESS WHEREOF each party has caused this Agreement to be duly executed by its respective authorized officers or representatives as of the day and year first above written.

                                           ALEXANDRIA REAL ESTATE EQUITIES, INC.


                                  By:   /s/ Joel S. Marcus
                                     ------------------------------------------
                                        Name:  Joel S. Marcus
                                        Title: Chief Executive Officer


                                               HEALTH SCIENCE PROPERTIES HOLDING
                                                   CORPORATION


                                  By:   /s/ Jerry M. Sudarsky
                                     ------------------------------------------
                                        Name:  Jerry M. Sudarsky
                                        Title: Chairman of the Board